FORM OF CUSTODY AGREEMENT	EXHIBIT (j)(2)

INVESTORS

BANK & TRUST

CUSTODY ACCOUNT AGREEMENT

DATE:

ACCOUNT NUMBER:

ACCOUNT TITLE:

The undersigned hereby requests and authorizes INVESTORS BANK & TRUST COMPANY (hereinafter sometimes called “you” or “ IBT”) to establish a Custody Account (the “Account”) for the purpose of holding or disposing of any property (hereinafter referred to as the “Property”) received by IBT for the undersigned, subject to the instructions set forth herein.

1. USE OF DEPOSITORIES

You may provide safekeeping of the Property according to your operational procedures in effect from time to time and you are not responsible for retaining serial number identification of any securities held for the Account. You may deposit all or any part of the Property with any centralized securities depository system (“SDS”) or sub-custodian which you may select. All stocks and other securities in registered form held in the Account are to be registered in the name of your nominee or a nominee of the relevant SDS or sub-custodian. If this is an Individual or Joint Account, you are authorized to execute instruments required for the transfer of securities registered in the name of the undersigned into good negotiable form.

2. TRANSACTIONS

You are authorized:

(a)	To receive property/investments in the Account against payment or free against receipt as instructed by or on behalf of the undersigned;
(b)	To deliver property/investments from the Account against payment or free against receipt as instructed by or on behalf of the undersigned;
(c)	To receive all interest, dividends and other income payable on investments in the Account and to credit such interest, dividends and other income as is designated herein;
(d)	To credit all proceeds received from sales and redemptions and to debit all costs and expenses of purchases as is designated herein;
(e)	To present obligations (including coupons) for payment upon maturity, when called for redemption and when income payments are due;
(f)	To exchange securities for other securities where the exchange is purely ministerial;
(g)	To transmit orders to purchase and sell investments for the Account on instructions of the undersigned;
(h)	To convert any currency received with respect to investments in the Account into another currency whenever it is practical or necessary to do so through customary banking channels; and
(i)	To enter into spot or forward transactions for the purchase and/or sale of currencies for the Account in connection with or in anticipation of the purchase or sale of securities.

3. RESERVATION OF RIGHT

You reserve the right to refuse to accept any investment for the Account, which is in a form, or condition which you, in your sole discretion, determine is not compatible with the services to be performed under this Agreement.

4. CORPORATE ACTIONS

If at any time you are notified that an issuer of any Security held in the Account has taken or intends to take a corporate action (a “Corporate Action”) that affects the rights, privileges, powers, preferences, qualifications or ownership of such Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Security held in the Account (a “Response”), you shall notify the undersigned of the Corporate Action, the Response required in connection with the Corporate Action and your deadline for receipt from the undersigned or its designated agent of Authorized Instructions regarding the Response (the “Response Deadline”). You shall forward to the undersigned via e-

mail, telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action as promptly as practicable after your receipt of such materials.

(a) You shall act upon a required Response only after receipt by you of Authorized Instructions from the undersigned or its designated agent no later than 5:00 p.m. on the date specified as the Response Deadline and then only if you (or your agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

(b) You shall have no duty to act upon a required Response if Authorized Instructions relating to such Response and all necessary Securities, consents and other materials are not received by you and in our possession later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, you may, in your sole discretion, use your best efforts to act upon a Response for which Authorized Instructions and/or necessary Securities, consents or other materials are received after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by you to use best efforts in such circumstances shall in no way create any duty upon you to complete such Response prior to its expiration.

(c) In the event that you notify us of a Corporate Action requiring a Response and we have received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

Should any Securities of the type held by you for the undersigned be called for a partial redemption by the issuer of such Securities, you are authorized in your sole discretion to allot the called portion to the respective beneficial holders in any manner deemed to be fair and equitable in your judgment.

You are not responsible for the filing of any information for the period during which this Account is open in connection with class actions at a time when this Account has been closed.

You are permitted to accept and retain any solicitation fees payable to you as agent in connection herewith.

5. PAYMENT ORDERS

You are authorized to honor and execute funds transfer or withdrawal instructions (“Payment Orders”) given to you by any of the undersigned’s agents as identified in Section 23.a) hereof, including Payment Orders that may create an overdraft and those that are for the benefit of any authorized representative, officer, agent or employee of the undersigned, without inquiry into the circumstances; you have the right to refuse Payment Order instructions if sufficient funds are not available in the account or for any other reason. Except as otherwise modified hereby, the parties intend that the transactions contemplated hereby are deemed funds transfers subject to the Uniform Commercial Code.

Notwithstanding anything else to the contrary in this Agreement, changes to assigned agents and/or telephone numbers utilized to affirm/disaffirm Payment Orders must be provided to you by the undersigned in writing and shall not be effective until acknowledged by you. You may complete all Payment Orders based upon original standing instructions until the changes become effective.

You may terminate the arrangement concerning Payment Orders as described in this Agreement at any time without notice. The undersigned may terminate the arrangement concerning Payment Orders as described in this Agreement by providing you written notice of termination that shall become effective upon your receipt of such notice. You may complete all Payment Orders accepted on the day the termination becomes effective.

You are authorized to promptly debit the account(s) of the undersigned upon the receipt of a Payment Order. You shall process each such Payment Order in compliance with the selected security procedure (a “Security Procedure”) chosen for funds transfer and in the amount of money that you have been instructed to transfer. You shall execute Payment Orders in compliance with the Security Procedure and with the undersigned’s instructions on the execution date provided that such Payment Order is received by the customary deadline for processing such a request, unless the Payment Order specifies a later time. All Payment Orders and communications received after this time will be deemed to have been received on the next business day.

To the extent the undersigned initiates any Payment Orders directly with you, the undersigned acknowledges that the Security Procedure it has designated below in Section 23.b) hereof was selected by the undersigned from Security Procedures offered by you. The undersigned shall restrict access to confidential information relating to the Security Procedure to authorized persons of the undersigned as communicated in writing to you. The undersigned shall notify you immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the undersigned’s authorized personnel. You shall verify the authenticity of all instructions pursuant to the Security Procedure selected.

You shall process all Payment Orders on the basis of the account number contained in the Payment Order. In the event of a discrepancy between any fund or entity name indicated on the Payment Order and the account number, the account number shall take precedence and govern.

You shall use reasonable efforts to act on all authorized requests to cancel or amend Payment Orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording you reasonable opportunity to act. However, you assume no liability if the request for amendment or cancellation cannot be satisfied.

You shall assume no responsibility for failure to detect any erroneous Payment Order provided that you comply with the Payment Order instructions as received and you comply with the Security Procedure chosen by the undersigned. The Security Procedure is established for the purpose of authenticating Payment Orders only and not for the detection of errors in Payment Orders.

The undersigned agrees that all Payment Orders may be verified by you pursuant to the security procedures selected in Section 23.b) hereof but agrees that you are not obligated to verify Payment Orders and may execute them without use of these verification processes.

Notwithstanding any choice made In Section 23.b) hereof below, any funds transfer instructions received via e-mail must be confirmed by telephone callback to an authorized person other than the initiator of the instruction.

6. BONDS WITH TENDER PUT OPTIONS ATTACHED

The undersigned understands that your role as custodian does not include the duty to identify securities with tender put options attached or to monitor the tender and action dates for these securities. Notwithstanding anything contained herein to the contrary, the undersigned shall have the sole responsibility for monitoring the applicable dates on which securities with put option features must be exercised. If the undersigned decides to exercise a tender put option, the undersigned agrees to provide complete written instructions including but not limited to security description, principal amount, name and address of tender agent, intent notification date and details, tender date and delivery date.

7. INVESTMENTS AND FUNDS HELD ABROAD

Investments in the Custody Account shall be held in such country or other jurisdiction as shall be specified from time to time in instructions from the undersigned which are acceptable to you, provided that such country or other jurisdiction shall be one in which the principal trading market for such investments is located or in which such investments are to be acquired or presented for payment. Funds shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in instructions from the undersigned which are acceptable to you, provided that such country or other jurisdiction shall be one in which such cash is the legal currency for the payment of public or private debts.

The undersigned authorizes you to hold cash and investments for the Custody Account in accounts, which have been established by you with one of your branches, or with one or more sub-custodians. “Sub-custodian” means a branch of another U.S. bank, a foreign bank acting as custodian or a foreign securities depository in which you participate. You shall select in your sole discretion the branch or sub-custodian in the custody of which any Investment may be maintained or with which any funds may be deposited. Any entity so selected is authorized to hold such funds and investments in its account with any foreign securities depository in which it participates.

You shall not be liable for any loss resulting from the maintenance of any investments in a foreign country, including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, or acts of God.

Unless specifically instructed otherwise by the undersigned, all foreign currency collected in respect of such securities is, to the extent possible, to be converted into United States dollars, and in effecting such conversion you may use such methods or agencies as you may deem appropriate, including your facilities, or those of your affiliates, or foreign exchange traders at customary rates. All risks and expenses incident to such collection and conversion shall be assumed by the undersigned, and you shall have no responsibility for fluctuation in exchange rates affecting any such conversion.

8. WITHHOLDING TAXES

It is acknowledged that, if any of the undersigned is neither a citizen nor a resident of the United States, income paid on some assets held by you may be subject to U.S. withholding tax, and that you are required by law to deduct applicable U.S. withholding taxes from such income. You are also hereby advised that the proceeds of any sale of a security to the issuer thereof in the context of a self-tender offer do not constitute dividends and you are hereby requested not to withhold taxes payable to the United States with respect to such proceeds. The undersigned agree(s) to indemnify you for any assessed withholding taxes imposed on you by the Internal Revenue Service with respect to any payments made in connection with, arising out of, or in any way related to this Agreement, as well as any interest related thereto.

You shall have no obligation to seek a refund of any taxes withheld against any dividends or interest paid on any investment in the Account unless the undersigned provides you with all documents that you may reasonably require for that purpose.

9. CREDITING AND DEBITING PROCEDURE

With respect to any transaction involving any investment held in or to be acquired for the Account you may, in your discretion, cause the Account to be credited on the contractual settlement date with the proceeds of any sale or exchange of any investment from the Account and to be debited on the contractual settlement date for the cost of any investment purchased or acquired for the Account. If a transaction with respect to which a credit or debit has been made fails to settle, you may reverse such credit or debit upon receipt of instructions from the undersigned. Alternatively, while you assume no affirmative duty to act in the absence of such instructions, you may reverse any such credit or debit if a transaction fails to settle within a period of time after the contractual settlement date which you in your sole discretion consider reasonable in the light of market conditions. If any investments delivered pursuant hereto are returned by the recipient thereof, you may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which you do not determine so to credit or debit the Account, the proceeds from the sale or exchange of investments will be credited and the cost of such investments purchased or acquired will be debited to the Account on the date such proceeds or investment are received by you.

Notwithstanding the preceding paragraph, settlement and payment for any investment received for, and delivery of any investment out of, the Account may be effected in accordance with the customary or established trading or processing practices and procedures for such investment in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering such investment to the purchaser thereof or to a dealer therefor (or to an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such investment from such purchaser or dealer (or agent therefore).

With respect to all transactions for the Account, including, without limitation, dividend and interest payments and sales and redemptions of any investment, availability of funds credited to the Account will be based on the type of funds used in the trade settlement or payment, including, but not limited to, same-day availability for federal or same-day funds and next-business-day availability for clearing house or next day funds.

10. REIMBURSEMENT

If you choose to credit the Account on the payable date for interest, dividends or redemptions you may reverse such credit and if funds are not available, the undersigned will return to you such amount or property in the ordinary course of transactions for the account of the undersigned. You shall have no duty to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any action beyond your ordinary collection procedures to collect such amounts or property.

11. OVERDRAFTS

The amount by which any payment made by you on behalf of the undersigned pursuant to this Agreement exceeds the available funds of any currency in the Account shall be deemed a loan from you to the undersigned. Such loan shall be payable on demand and, in your discretion, shall bear interest at the rate customarily charged by you or your sub-custodian on similar loans. In no event shall you have any duty to make any payment if such payment will exceed the funds available in the Account. You have the right to refuse trades if sufficient funds are not available in the Account.

12. SECURITY AND SET-OFF

As security for the performance of the undersigned’s obligations under this Agreement, the undersigned grants a security interest in and pledges, transfers, and assigns to you all the undersigned’s right, title and interest in and to all cash, the Property, investments and other assets held by you or by any of your subsidiaries, affiliates or sub-custodians (other than the shares of an investment company to which you or your affiliate is an investment advisor) wherever located and whether or not denominated in the same or different currencies. In the event that a debited deposit is maintained in a currency other than the currency of the undersigned’s obligations to you, such debit shall be made in an amount which, when converted to the currency of the undersigned’s obligation at your rate for purchasing such currency on the date of such debit, shall yield the amount then due and payable to you hereunder. In addition, and without limiting the foregoing, except as precluded by law, the undersigned agrees that you may set-off any and all of the undersigned’s obligations to you against any and all deposits of the undersigned, whether general or special, with you.

13. INSTRUCTIONS OF THE UNDERSIGNED

You are authorized to accept and rely upon all instructions, which you believe in good faith are given by or on behalf of the undersigned under the terms of this Agreement.

Instructions may be written, oral, by telephone, telex, facsimile transmission, bank wire or other electronic communication acceptable to you. You shall incur no liability to the undersigned or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this section unless your reliance is the result of your gross negligence or willful misconduct. You will incur no liability for the failure of any written confirmation to conform to the telephone instructions which you received, or your failure to produce such confirmation at any subsequent time. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received.

The undersigned agrees that if you require test arrangements, authentication methods or other security devices to be used with respect to instructions, the undersigned shall safeguard any testkeys, identification codes or other security devices which you make available and agrees that the undersigned shall be responsible for any loss, liability or damage incurred by you or by the undersigned as a result of your acting in accordance with instructions from any unauthorized person using the proper security device. You may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Account or transactions pursuant to this Agreement.

FOR JOINT ACCOUNTS:

You are directed to follow and rely upon any instructions received from any one of the undersigned. For all purposes of this Agreement, an instruction received from one of the undersigned shall constitute instructions from all of the undersigned. Any one of the undersigned acting alone may withdraw any property in the Account or pledge the same for his or her individual indebtedness to you. If you should receive conflicting instructions as to any matter, you are to notify all of the undersigned and you are directed to take no action with respect to such matter until you receive non-conflicting instructions from all of the undersigned.

In addition:

(i)	You may be required by service of legal process to remit funds held in the Account to satisfy judgments entered against, or other debt incurred by any of the undersigned;
(ii)	You may honor withdrawal requests from any of the undersigned after the death of any of the other undersigned;
(iii)	You may treat the Account as the sole property of any of the undersigned after the death of all of the other undersigned;
(iv)	Unless you receive written notice signed by any of the undersigned not to pay or deliver any funds or securities in the Account, you shall not be liable for continuing to honor withdrawal requests from any of the undersigned or their authorized agents; and
(v)	After receipt of the notice referred to in (iv), you may require the written authorization of any or all of the undersigned for any further payments or deliveries.

FOR CORPORATE ACCOUNTS:

The undersigned has delivered to you a corporate resolution, as authorized in a certificate of the Secretary or Assistant Secretary, which authorizes one or more officers, employees, or agents of the undersigned to act on behalf of the undersigned under the terms of this Agreement.

FOR PARTNERSHIP ACCOUNTS:

The undersigned has delivered to you a partnership certificate, signed by all of the general partners, authorizing one or more partners, employees, or agents of the undersigned to act on behalf of the undersigned under the terms of this Agreement.

14. SWEEP VEHICLE

(A) PRINCIPAL

The proceeds of sales and redemptions and other receipts monies, other than income, collected in accordance with the instructions of the undersigned are to be credited to the principal division of the Account. The cost and expenses of purchases are to be charged to the principal division, except that accrued interest is to be charged to the income division.

With respect to any balances remaining in the principal division, you are instructed to take Instructions from the undersigned or their authorized agent to sweep principal balances daily to/from one of IBT’s then available sweep products.

(B) INCOME

With respect to all interest, dividend, and other income credited to the Account, you are instructed to take Instructions from the undersigned or their authorized agent to sweep income balances daily to/from one of IBT’s then available sweep products.

1.	An investment in any mutual fund offered as a sweep product is not a bank deposit or an obligation of, or guaranteed by, any bank, including IBT or its affiliated banks, and is not insured or guaranteed by any federal agency including the FDIC. An investment in such funds involves certain risks including possible loss of principal.

2.	The undersigned has been provided with and advised to read carefully, such funds’ prospectuses, which contains information on the funds’ fees and expenses.

3.	You and your affiliates are compensated for various services provided to the funds, including investment advisory and shareholder services, as more fully disclosed in the funds’ prospectus.

15. STATEMENT OF ACCOUNT

A statement of all transactions in the Account, with a list of the securities held in the Account, including current market value, if available to you, shall be rendered no less frequently than quarterly. In the absence of the filing in writing with you by the undersigned of exceptions or objections to any such statement within sixty (60) days of issuance date, the undersigned shall be deemed to have approved such statement, and you shall be released, relieved and discharged with respect to all items set forth therein. Market values are obtained from sources that you believe to be reliable, however, you cannot guarantee their accuracy.

16. (A) CUSTODIAN RESPONSIBILITY

You are authorized to take actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to the undersigned and, in accordance with such practices, you may retain agents, including subsidiaries or affiliates of yours, to perform certain of such functions, notwithstanding that such retention may result in a gain or profit to you or to any of your subsidiaries or affiliates. All collection and receipt of funds or investments and all payment and delivery of funds or investments under this Agreement shall be made by you as the agent of the undersigned, for the account of, and at the risk of, the undersigned.

You will be responsible for only those duties stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and, without limiting the foregoing, you shall have no duty or responsibility:

(a)	to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, any investment relating to the Account;
(b)	with regard to any investment in the Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;
(c)	for any act or omission, or for the solvency or notice to the undersigned of the solvency, of any affiliated or unaffiliated sub-custodian, securities depository broker or agent selected by you (in the absence of negligence or willful misconduct by you in such selection) or by the undersigned or any other person to effect any transaction for the Account;
(d)	to evaluate, or report to the undersigned regarding, the financial condition of any party to which you deliver investments or payment pursuant to this Agreement; or
(e)	for any loss occasioned by delay in the actual receipt of notice by you or any payment, redemption or other transaction in respect to which you are authorized to take some action pursuant to this Agreement.
(f)	for fiduciary accounts,

if the undersigned is a trust and you are provided with a copy of its trust instrument, the undersigned understands and agrees that your review of such document is solely for the purpose of identifying the Trustees, and that you assume no responsibility whatsoever for the proper administration of the trust.

(B) LIABILITY AND INDEMNIFICATION

You shall not be liable to any of the undersigned for any loss suffered by the undersigned (including reasonable attorney’s fees) in connection with, arising out of, or in any way related to the transactions contemplated under this Agreement, unless such loss is caused by your gross negligence or willful misconduct. You may at your option insure yourself against loss or liability from any cause but shall be under no obligation to insure for the benefit of the undersigned. You shall have no liability with respect to, and the undersigned hereby waives, releases and agrees not to sue upon any claims for any special, speculative, indirect or consequential losses or damages suffered by the undersigned in connection with the transactions contemplated and the relationship established by this Agreement, even if you are advised as to the possibility thereof. You shall have no liability for any statement memo entries regarding assets not held or controlled by you. Without limiting the generality of the foregoing, the undersigned agrees that you shall not be responsible for the actions or omissions of any SDS utilized by you. In the event of any litigation arising out of the undersigned’s authorization to honor and execute Payment Orders, the undersigned hereby waives the right to impose any setoff or counter-claim of any nature or description. All payments for which you may be liable in connection with this Agreement shall be based upon the market value of the securities at the date of discovery of the loss. The undersigned agrees to indemnify and hold you harmless from loss or liability (including reasonable attorney’s fees) arising out of or in any way related to the terms of this Agreement, unless caused by your negligence or willful misconduct.

17. BROKERAGE TRANSACTIONS

You shall not be liable or accountable for any act or omission of brokers or dealers in connection with this Agreement. In carrying out your duties herein, including but not limited to your execution of any trades the undersigned has directed, you may use such methods or agencies as you determine in your sole discretion, including your facilities or the facilities of an affiliate of yours. With respect to any direction to receive securities in transactions not placed through you, you shall have no duty or responsibility to advise the undersigned of non-receipt of, or to take any steps to obtain delivery of securities from any brokers or dealers, either against payment or free of payment. In connection with the purchase or sale of securities on behalf of the undersigned, you may combine the undersigned’s order with the orders of other clients for execution (including orders placed for your own account or placed for persons connected with you). The undersigned acknowledges that combining the undersigned’s order with the orders of other clients may result in a more favorable or less favorable price being obtained for the undersigned than would have been achieved had the undersigned’s order been executed separately, and agrees that you shall not be liable to the undersigned for any less favorable price obtained due to combining the undersigned’s order with other orders. All dealer concessions made to you will be retained by you.

You need not send me an individual confirmation for each brokerage transaction executed by IBT on behalf of my Account unless I have so indicated in Section 23.d) hereof below, and I hereby consent to receive notification of such transactions in the form of a periodic account statement detailing all transactions executed during such period. I understand that there would be no extra cost associated with receiving individual confirmations.

18. FEES AND EXPENSES

You are authorized to charge the Account for all fees and expenses incurred in connection with the Account and for custodian fees based on the custodian fee schedule in effect from time to time. You will notify the undersigned of any change in fees as may be required by applicable law. Without limitation, the undersigned authorizes you to redeem any shares of money market mutual funds in the Account necessary to cover any such fees and expenses.

19. NOTICES

All communications which are to be furnished to the undersigned shall be sent by mail to the address(es) listed on the signature lines hereto and to the additional mailing address(es) following the signature lines, if any, provided that in the event that you determine that an emergency exists, you may use such other means of communication as you deem advisable.

20. (A) GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

(B) SEPARABILITY

Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(C) MULTIPLE ACCOUNTS

From time to time, you may be instructed to open and maintain more than one Custody Account for the undersigned. Unless the undersigned and you otherwise agree, this Agreement will govern all such accounts.

21. ENTIRE AGREEMENT/MODIFICATIONS

This Agreement represents the entire agreement between you and the undersigned and supersedes all prior agreements, representations, and understandings that may currently exist. This Agreement may be amended only by a written instrument executed by you and the undersigned.

22. TERMINATION

Any party may terminate this Agreement at any time by sixty- (60) days’ written notice to each other party. The undersigned’s obligations and your rights specified herein shall survive the termination of this Agreement.

23. CLIENT INSTRUCTIONS AND AUTHORIZATIONS

23.a) AUTHORITY OF ADVISOR OR AGENT

You are hereby authorized without further approval from the undersigned to act upon the following instructions, this authorization to continue in full force and effect until you receive written notice from the undersigned of the revocation thereof:

(A) INSTRUCTIONS OF THE UNDERSIGNED’S ADVISOR

(THE “ADVISOR”)

(Please check Yes or No for each of the following six items.)

Yes	No
☐	☐	To sell, deliver or exchange any securities or other property against receipt by you of such payment set forth in such instructions and to purchase or receive securities and make payment therefore as set forth in such instructions.
Yes	No
☐	☐	To make free deliveries of securities from the Account.
Yes	No
☐	☐	To issue checks or remit funds by wire transfer drawn against the Account payable to the Advisor for investment management bills submitted by the Advisor.
Yes	No
☐	☐	To issue checks or remit funds by wire transfer drawn against the Account payable to tax authorities, as directed by the Advisor.
Yes	No
☐	☐	To issue checks or remit funds by wire transfer drawn against the Account, provided that the transmittal or disbursement is made to my order or to an account at a financial institution for my benefit;
Yes	No
☐	☐	To issue checks or remit funds by wire transfer drawn against the Account, payable to any payee, as directed by the Advisor.

(B) INSTRUCTIONS OF THE UNDERSIGNED’S AGENTS TO GIVE PAYMENT ORDERS

(Any person, other than the advisor, who will be able to provide payment instructions on behalf of the account holder)

PRINT NAME	PRINT NAME
SIGNATURE	SIGNATURE
TELEPHONE NUMBER	TELEPHONE NUMBER

Cross out any unused spaces above.

The above are hereby appointed by the undersigned as agents to give Payment Orders.

23.b) PAYMENT ORDERS

Pursuant to Section 5 of this Agreement, the undersigned hereby accepts the Security Procedure approved by the undersigned’s agents as identified above and agrees that any Payment Orders initiated by an authorized person of undersigned agent’s may be processed in accordance with any Security Procedure or waiver thereof approved between you and such agent.

The undersigned hereby selects the funds transfer Security Procedures indicated below with respect to Payment orders initiated directly by the undersigned:

☐ Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all funds transfer instructions received for transfers in excess of $2 million. This procedure requires the undersigned to designate two or more individuals as authorized initiators and authorized verifiers.

☐ Refusal of Above Procedure/Election of Alternate Procedures

If the Security Procedures indicated above is not chosen, and for funds transfer instructions not covered under any Security Procedure chosen by the undersigned, you shall employ the following Security Procedure: You will verify that each wire instruction received contains the signature of an authorized person by comparing that signature to specimen signatures provided to you by the undersigned or undersigned’s authorized agent in its standard authorized signer list.

Investors Bank is hereby instructed to accept funds transfer instructions via the delivery methods and Security Procedures indicated. The Client acknowledges that a decision not to require a call back procedure involves certain risks, and the Client assumes the full risk of loss due to unauthorized or erroneous funds transfers made as a result of this request.

PERIODIC	☐	Take No Action
PAYMENTS:	☐	Transfer Income To Principal	☐ Monthly	☐ Quarterly
	☐	Pay Out In Accordance With Instructions Below

Payee:
Address:	*If direct deposit to a bank account is desired, attach a voided check.

☐	Take No Action
☐	Transfer Income To Principal	☐ Monthly	☐ Quarterly
☐	Pay Out In Accordance With Instructions Below

Payee:
Address:	*If direct deposit to a bank account is desired, attach a voided check.

23.c) SHORT TERM INVESTMENT OPTIONS

Please see attached “sweep authorization form” for short term investment option election.

23.d) BROKERAGE TRANSACTIONS (trades executed through Investors Securities Services, Inc.)

Pursuant to Section 17 of the Custody Agreement, you need not send me an individual confirmation for each brokerage transaction executed by IBT on behalf of my Account unless I have indicated below. I understand that there will be no extra cost associated with receiving individual confirmations.

☐	Please send me an individual confirmation for each brokerage transaction executed in my Account.

23.e) TAX REPORTING SERVICE

☐	Prepare Tax Summary Letter. You are to prepare an annual summary statement which details, for income tax purposes, gross income (by class), expenses and capital transactions in the Account (includes 1099 preparation).
(If the above service is not requested, the account will only be issued 1099 forms.)

☐	This is not a taxable account. Do not issue 1099 reporting.

23.f) SHAREHOLDER DISCLOSURE

The undersigned has indicated below whether you are authorized to release the undersigned’s name, address and share positions to requesting companies whose stock is owned by the undersigned, which companies may be required or choose to disclose such information to others.

Yes    ☐    You are authorized to release the name, address, and share positions of the undersigned.

IBT shall not disclose such information unless expressly permitted by the undersigned.

23.g) FOR FIDUCIARY ACCOUNTS:

The undersigned hereby represents that I/we am/are the Trustee(s) of the aforesaid trust and agree to indemnify and hold harmless Investors Bank & Trust Company, as custodian, from all claims, losses, costs and expenses arising out of actions taken on written instructions supplied by me/any one or all of us. In addition, I/we agree to promptly advise Investors Bank & Trust Company of any change in my/our status as Trustee(s). You are directed to follow only those instructions received from

(check only one)    ☐ Any        ☐ Majority        ☐ All of the undersigned.

23.h) TAX CERTIFICATIONS

Please check either item “A” if the undersigned is a United States resident, entity or citizen, or item “B” if the undersigned is a nonresident alien or foreign entity.

☐	(A) UNITED STATES RESIDENTS/ ENTITIES/ CITIZENS:

TAXPAYER IDENTIFICATION NUMBER

Under penalties of perjury, the undersigned certifies as indicated below that:

■	Undersigned is a citizen or resident of the United States,

AND

■	The number shown on this Agreement is the undersigned’s correct taxpayer identification number (or undersigned has applied for and is waiting for a number to be issued), AND
■	Undersigned is not subject to backup withholding because:
(a)	undersigned is exempt from backup with holding,
(b)	undersigned has not been notified by the Internal Revenue Service (“IRS”) that undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or
(c)	the IRS has notified the undersigned that undersigned is no longer subject to backup withholding.

☐	(B) NONRESIDENT ALIENS/FOREIGN ENTITIES:

Under penalties of perjury, the undersigned certifies as indicated below that:

■	For INTEREST PAYMENTS, undersigned is not a U.S. citizen, entity, or resident (or is filing for a foreign estate and trust), AND
■	For PURCHASES AND SALES OF SECURITIES, undersigned is an exempt foreign person as described on Form W-8.

If any of the undersigned is a non-resident alien, with respect to the Account, two duly completed and executed copies of the following appropriate United States Internal Revenue Service forms have been delivered to you: Form 1001, Form 4224 or Form W-8 (as applicable) certifying the undersigned’s status as a foreign person, and that, if relevant, the undersigned is entitled to receive United States source payments under or in connection with the Account without deduction of withholding or at a reduced rate of withholding for United States federal income taxes. The undersigned further agrees to provide updates of such forms) (or successor applicable forms), on or before the date that such forms) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by the undersigned.

The undersigned further agrees to pay, indemnify, and hold you harmless from and against any and all liabilities for taxes that you fail to withhold or pay with respect to the Account, and to the extent that any failure or delay by you to pay, withhold or report tax or income is a result of the undersigned’s failure to comply with the terms of this Paragraph 25, any and all liabilities for penalties, interest or additions to tax with respect to, or resulting from, any delay or failure by you (i) to pay, withhold or report any federal, state or foreign taxes imposed on, or in respect of, the Property held in the Account, or (ii) to report interest, dividend or other income paid or credited to, or transactions in, the Account. You will have no liability to apply the appropriate reduced tax rate to the Account unless the undersigned supplies you with the above referenced Form 1001.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Important information about new accounts: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to confirm your identity. We may also ask to see your driver’s license or other identifying documents. We may also confirm your information with credit bureaus (this will not affect your credit).

Account Type:    ☐ Individual    ☐ Joint    ☐ Fiduciary    ☐ Foundation/Endowment    ☐ Corporation

☐ Partnership    ☐ Other (Specify)

Account Holder 1	Social Security #
Address	Date of Birth / /
Send:
☐ Transaction and Asset Statements
Telephone/Fax	☐ Form 1099
Signature:	☐ Proxies
Date:

Account Holder 2	Social Security #
Address	Date of Birth / /
Send:
☐ Transaction and Asset Statements
Telephone/Fax	☐ Form 1099
Signature:	☐ Proxies
Date:

Account Holder 3	Social Security #
Address	Date of Birth / /
Send:
☐ Transaction and Asset Statements
Telephone/Fax	☐ Form 1099
Signature:	☐ Proxies
Date:

Other Interested Parties:
Name	Name
Address	Address
Telephone/Fax	Telephone/Fax

Send:	☐	Transaction and Asset Statements	Send:	☐	Transaction and Asset Statements
	☐	Form 1099		☐	Form 1099
	☐	Proxies		☐	Proxies

ACCEPTED AND AGREED TO BY INVESTORS BANK & TRUST COMPANY

BY: SIGNATURE OF AUTHORIZED OFFICER	DATE:
NAME/TITLE

Investors Financial Services Corp.

Investors Bank & Trust Company

Investors Capital Services, Inc.

Privacy Policy

The directors, management and employees of Investors Financial Services Corp., Investors Bank & Trust Company, and Investors Capital Services, Inc. respect the privacy of nonpublic personal information that we collect from our clients. This notice provides information regarding our policies and practices surrounding the collection and handling of nonpublic personal information. In this policy, the words “we” and “us” refer to Investors Financial Services Corp. and its subsidiaries. The words “you” and “your” refer to our clients, former clients and potential clients.

Types of Information We Collect

During the course of our business relationship, you sometimes share with us nonpublic personal information, such as your address, social security number and asset holdings. If we process information on behalf of your clients, the nonpublic personal information to which this privacy policy applies also includes the nonpublic personal information we receive about your clients. We collect this information from applications, trade instructions and verbal instructions. We may also receive this information from firms that assist us in administering your account and processing transactions on your behalf. We collect this information in order to handle your account properly and provide you with the services you expect to receive.

Use and Disclosure of Personal Financial Information

We do not disclose any nonpublic personal information about our clients, former clients or prospective clients to anyone, except as permitted by law.

We may use your nonpublic personal information and share it with our affiliates in order to provide you with custodial, fund accounting, administrative and other related services, to improve our services, to make our procedures more efficient, and to implement security measures.

We are permitted under law to disclose nonpublic personal information about you to third parties in certain circumstances. For example, we may disclose your nonpublic personal information to third parties solely that assist us in providing services to you. We obtain from these businesses confidentiality agreements that prohibit them from improperly using your nonpublic personal financial information.

On occasion, we may be required to provide information about you and your accounts and transactions to governmental agencies, self-regulatory organizations, industry associations and similar bodies in order to fulfill legal and regulatory requirements. We will comply with these laws, to the extent we are required to do so.

Safeguarding Your Personal Financial Information

We restrict access to our clients’ nonpublic personal information to those employees, affiliates and third parties who have a need to know that information to provide you with the services you request. To protect the security and confidentiality of your personal information, we maintain physical, electronic, and/or procedural safeguards that meet or exceed the standards of applicable laws and regulations.